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                                                                    Exhibit 23.9

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

      (PURSUANT TO RULE 438 UNDER THE SECURITIES ACT OF 1933, AS AMENDED)

   In connection with a Registration Statement on Form S-4 filed by Corel Corporation with the Securities and Exchange Commission (the "Registration Statement"), I, Dale Fuller, expect to be elected to the Board of Directors of Corel Corporation, as described therein. As of the effective time of the Registration Statement, I will not be a member of the Board of Directors of Corel Corporation, and I am not required to sign the Registration Statement.

   I hereby consent to being named in the Registration Statement as a future member of Corel Corporation's Board of Directors, and to the filing of the Registration Statement as contemplated by Corel Corporation.

                                          /s/ Dale Fuller
                                          -------------------------------------
                                          Dale Fuller

Scotts Valley, California
March 31, 2000